Ex. (m)(10)

Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

October 1, 2008

The Board of Directors

The Prudential Investment Portfolios, Inc.

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re:	Cap on Fund Expenses: JennisonDryden Asset Allocation Funds

______________________________________________________

To the Board of Directors:

Effective October 1, 2008, Prudential Investments LLC (“PI”), as the Investment Manager to The Prudential Investment Portfolios, Inc., has contractually agreed to reimburse expenses and/or waive fees for each of the JennisonDryden Asset Allocation Funds1 through January 31, 2010, so that the respective Fund’s operating expenses, exclusive of taxes, interest, brokerage commissions, distribution fees and non-routine expenses, do not exceed 0.50%.

Prudential Investments LLC

By:	/s/ Robert F. Gunia

Robert F. Gunia

Executive Vice President

_________________________

1 JennisonDryden Conservative Allocation Fund

JennisonDryden Moderate Allocation Fund

JennisonDryden Growth Allocation Fund